Exhibit Number
99.1

Investor Contact:	Kevin Hammons
President and Interim
Chief Executive Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES THIRD QUARTER

ENDED SEPTEMBER 30, 2025 RESULTS

FRANKLIN, Tenn. (October 23, 2025) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2025.

The following highlights the financial and operating results for the three months ended September 30, 2025.

•
Net operating revenues totaled $3.087 billion.
•
Net income attributable to Community Health Systems, Inc. stockholders was $130 million, or $0.96 per share (diluted), compared to net loss of $(391) million, or $(2.95) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $1.27 per share (diluted), compared to net loss of $(0.30) per share (diluted) for the same period in 2024.
•
Adjusted EBITDA was $376 million.
•
Net cash provided by operating activities was $70 million for the three months ended September 30, 2025, compared to $67 million for the same period in 2024.
•
Completed the offering of $1.790 billion principal amount of 9.750% Senior Secured Notes due 2034 and used the proceeds of this offering to redeem via a tender offer $1.743 billion principal amount of the Company’s outstanding 5.625% Senior Secured Notes due 2027 and to pay related fees and expenses.
•
On a same-store basis, admissions increased 1.3 percent while adjusted admissions increased 0.3 percent, compared to the same period in 2024.

Commenting on the results, Kevin J. Hammons, president and interim chief executive officer of Community Health Systems, Inc., said, “We were pleased with operating and financial results for the quarter, which generally met our expectations. The refinancing that we completed in August, along with completed and pending divestitures, provides additional runway and liquidity to continue executing on our strategic initiatives and further deleverage. I also want to acknowledge the commitment and confidence of the CHS team members as we navigate through the recent transition in senior leadership.”

Three Months Ended September 30, 2025

Net operating revenues for the three months ended September 30, 2025, totaled $3.087 billion, a 0.1 percent decrease compared to $3.090 billion for the same period in 2024. On a same-store basis, net operating revenues increased 6.0 percent for the three months ended September 30, 2025, compared to the same period in 2024. Net operating revenues for the three months ended September 30, 2025, reflect a 6.6 percent decrease in admissions and a 7.7 percent decrease in adjusted admissions, compared to the same period in 2024. On a same-store basis, admissions increased 1.3 percent and adjusted admissions increased 0.3 percent for the three months ended September 30, 2025, compared to the same period in 2024.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Net income attributable to Community Health Systems, Inc. stockholders was $130 million, or $0.96 per share (diluted), for the three months ended September 30, 2025, compared to net loss of $(391) million, or $(2.95) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $1.27 per share (diluted) for the three months ended September 30, 2025, compared to net loss of $(0.30) per share (diluted) for the same period in 2024.

Adjusted EBITDA for the three months ended September 30, 2025, was $376 million compared to $347 million for the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders for the three months ended September 30, 2025, increased when compared to the net loss for the same period in 2024, primarily due to the income tax benefit of $163 million recognized during the three months ended September 30, 2025, as a result of the federal budget reconciliation legislation enacted on July 4, 2025, lower impairment and (gain) loss on sale of businesses, net as well as the factors that contributed to an increase in Adjusted EBITDA as noted below, partially offset by an increase in loss from early extinguishment of debt. The increase in Adjusted EBITDA for the three months ended September 30, 2025, compared to the same period in 2024, is primarily attributable to increased non-patient revenue, resulting primarily from the receipt of $28 million for the settlement of a legal matter, increased reimbursement rates, a higher net benefit from supplemental reimbursement programs and favorable changes in payor mix, partially offset by lower acuity.

Nine Months Ended September 30, 2025

Net operating revenues for the nine months ended September 30, 2025, totaled $9.379 billion, a 0.1 percent increase compared to $9.369 billion for the same period in 2024. On a same-store basis, net operating revenues increased 5.5 percent for the nine months ended September 30, 2025, compared to the same period in 2024. Net operating revenues for the nine months ended September 30, 2025, reflect a 5.0 percent decrease in admissions and a 6.1 percent decrease in adjusted admissions, compared to the same period in 2024. On a same-store basis, admissions increased 2.1 percent and adjusted admissions increased 0.9 percent for the nine months ended September 30, 2025, compared to the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders was $399 million, or $2.97 per share (diluted), for the nine months ended September 30, 2025, compared to net loss of $(446) million, or $(3.38) per share (diluted), for the same period in 2024. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net income attributable to Community Health Systems, Inc. stockholders was $1.20 per share (diluted) for the nine months ended September 30, 2025, compared to net loss of $(0.61) per share (diluted) for the same period in 2024.

Adjusted EBITDA for the nine months ended September 30, 2025, was $1.131 billion compared to $1.112 billion for the same period in 2024.

Net income attributable to Community Health Systems, Inc. stockholders for the nine months ended September 30, 2025, increased when compared to the net loss for the same period in 2024, primarily due to a net gain on the sale of businesses in the 2025 period versus a net loss on the sale of businesses in the 2024 period, increased gain from early extinguishment of debt as well as the factors that contributed to an increase in Adjusted EBITDA as noted below. The increase in Adjusted EBITDA for the nine months ended September 30, 2025, compared to the same period in 2024, is primarily attributable to increased non-patient revenue, resulting primarily from the receipt of $28 million for the settlement of a legal matter, increased reimbursement rates, a higher net benefit from supplemental reimbursement programs and favorable changes in payor mix, partially offset by lower acuity and higher medical specialist fees.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Financing Activity

On August 12, 2025, the Company completed an offering of $1.790 billion principal amount of 9.750% Senior Secured Notes due 2034. The Company used the proceeds of this offering to redeem $1.743 billion principal amount of its 5.625% Senior Secured Notes due 2027, or approximately 99% of the total outstanding principal amount, that were validly tendered and accepted for purchase pursuant to a tender offer completed on August 25, 2025, and to pay related fees and expenses. Upon completion of the tender offer, approximately $14 million principal amount of the 5.625% Senior Secured Notes due 2027 remained outstanding. These transactions resulted in the recognition of a net pre-tax loss from early extinguishment of debt of approximately $33 million during the three months ended September 30, 2025.

Other

During 2025, through the date of this press release, the Company has divested (i) its 50% ownership interest in two hospitals (one of which was completed on February 1, 2025, and the other of which was completed on May 1, 2025), (ii) its 80% ownership interest in one hospital (which was completed on June 30, 2025), and (iii) three other hospitals (two of which were completed on March 1, 2025, and one of which was completed on April 1, 2025).

On July 22, 2025, the Company entered into a definitive agreement with Laboratory Corporation of America Holdings (“Labcorp”), pursuant to which Labcorp has agreed to acquire select assets and assume certain leases of the ambulatory outreach business of the Company’s subsidiaries in 13 states, including certain patient service centers and in-office phlebotomy locations. The total purchase price payable to the Company at the closing of this transaction is $195 million, less certain purchase price adjustments. For additional information regarding this definitive agreement, see the Current Report on Form 8-K filed by the Company on July 22, 2025.

In October 2025, in connection with the Company’s divestiture of Tennova Healthcare – Cleveland, which was completed effective August 1, 2024, the Company received additional cash consideration of approximately $91 million as a result of modifications to applicable supplemental reimbursement programs. Such amount did not qualify for recognition during the three months ended September 30, 2025 and is expected to be recognized as an impairment (gain) loss on sale of businesses in the Company’s consolidated statements of income (loss) during the three months ending December 31, 2025.

Financial and statistical data presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to September 30, 2025.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income (loss) attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Additionally, this press release presents adjusted net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2025 updated annual earnings guidance. The guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 36 distinct markets across 14 states. As of October 23, 2025, the Company’s subsidiaries own or lease 70 affiliated hospitals with more than 10,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Friday, October 24, 2025 at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2025. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Presentations and Webcasts link of the Company’s Investor Relations website at www.chs.net/investor-relations. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net operating revenues	$3,087	$3,090	$9,379	$9,369
Net income (loss) (f)	171	(355)	516	(334)
Net income (loss) attributable to Community Health Systems, Inc. stockholders	130	(391)	399	(446)
Adjusted EBITDA (c)	376	347	1,131	1,112
Net cash provided by operating activities	70	67	277	264

Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.97	$(2.95)	$2.99	$(3.38)
Diluted (e), (f)	0.96	(2.95)	2.97	(3.38)

Weighted-average number of shares outstanding (d):
Basic	134	132	133	132
Diluted	135	132	135	132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Loss) (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2025		2024
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,087	100.0%	$3,090	100.0%
Operating expenses:
Salaries and benefits	1,356	43.9%	1,359	44.0%
Supplies	460	14.9%	469	15.2%
Other operating expenses	832	26.9%	1,010	32.6%
Lease cost and rent	67	2.2%	73	2.4%
Depreciation and amortization	108	3.5%	117	3.8%
Impairment and (gain) loss on sale of businesses, net (f)	21	0.7%	267	8.6%
Total operating expenses	2,844	92.1%	3,295	106.6%
Income (loss) from operations (f)	243	7.9%	(205)	(6.6)%
Interest expense, net	216	7.0%	216	7.1%
Loss from early extinguishment of debt	33	1.1%	-	-%
Equity in earnings of unconsolidated affiliates	(4)	(0.1)%	(2)	(0.1)%
Loss before income taxes	(2)	(0.1)%	(419)	(13.6)%
Benefit from income taxes	(173)	(5.6)%	(64)	(2.1)%
Net income (loss) (f)	171	5.5%	(355)	(11.5)%
Less: Net income attributable to noncontrolling interests	41	1.3%	36	1.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$130	4.2%	$(391)	(12.7)%
Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.97		$(2.95)
Diluted (e), (f)	$0.96		$(2.95)
Weighted-average number of shares outstanding (d):
Basic	134		132
Diluted	135		132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2025		2024
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$9,379	100.0%	$9,369	100.0%
Operating expenses:
Salaries and benefits	4,056	43.2%	4,054	43.3%
Supplies	1,418	15.1%	1,439	15.4%
Other operating expenses	2,583	27.6%	2,737	29.2%
Lease cost and rent	209	2.2%	224	2.4%
Depreciation and amortization	317	3.4%	357	3.8%
Impairment and (gain) loss on sale of businesses, net (f)	(242)	(2.6)%	294	3.1%
Total operating expenses	8,341	88.9%	9,105	97.2%
Income from operations (f)	1,038	11.1%	264	2.8%
Interest expense, net	649	6.9%	643	6.9%
Gain from early extinguishment of debt	(105)	(1.1)%	(25)	(0.3)%
Equity in earnings of unconsolidated affiliates	(9)	(0.1)%	(7)	(0.1)%
Income (loss) before income taxes	503	5.4%	(347)	(3.7)%
Benefit from income taxes	(13)	(0.1)%	(13)	(0.1)%
Net income (loss) (f)	516	5.5%	(334)	(3.6)%
Less: Net income attributable to noncontrolling interests	117	1.2%	112	1.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$399	4.3%	$(446)	(4.8)%
Earnings (loss) per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$2.99		$(3.38)
Diluted (e), (f)	$2.97		$(3.38)
Weighted-average number of shares outstanding (d):
Basic	133		132
Diluted	135		132

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss)	$171	$(355)	$516	$(334)
Other comprehensive income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	1	2	5	4
Amortization and recognition of unrecognized pension cost components, net of tax	-	2	-	2
Other comprehensive income	1	4	5	6
Comprehensive income (loss)	172	(351)	521	(328)
Less: Comprehensive income attributable to noncontrolling interests	41	36	117	112
Comprehensive income (loss) attributable to Community Health Systems, Inc. stockholders	$131	$(387)	$404	$(440)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2025	2024	% Change	2025	2024	% Change
Number of hospitals (at end of period) (h)	70	77		70	70
Licensed beds (at end of period)	10,478	11,517		10,478	10,422
Beds in service (at end of period)	8,983	9,889		8,983	8,947
Admissions	97,648	104,593	-6.6%	97,648	96,403	1.3%
Adjusted admissions	222,159	240,701	-7.7%	222,132	221,442	0.3%
Patient days	411,105	453,053		411,105	418,913
Average length of stay (days)	4.2	4.3		4.2	4.3
Occupancy rate (average beds in service)	49.7%	49.8%		49.7%	50.9%
Net operating revenues	$3,087	$3,090	-0.1%	$3,058	$2,886	6.0%
Net inpatient revenues as a % of net operating revenues	47.5%	47.2%		47.5%	47.0%
Net outpatient revenues as a % of net operating revenues	52.5%	52.8%		52.5%	53.0%
Income (loss) from operations (f)	$243	$(205)	218.5%
Income (loss) from operations as a % of net operating revenues	7.9%	-6.6%
Depreciation and amortization	$108	$117
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$130	$(391)	133.2%
Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	4.2%	-12.7%
Adjusted EBITDA (c)	$376	$347	8.4%
Adjusted EBITDA as a % of net operating revenues	12.2%	11.2%
Net cash provided by operating activities	$70	$67	4.5%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2025	2024	% Change	2025	2024	% Change
Number of hospitals (at end of period) (h)	70	77		70	70
Licensed beds (at end of period)	10,478	11,517		10,478	10,422
Beds in service (at end of period)	8,983	9,889		8,983	8,947
Admissions	301,487	317,396	-5.0%	294,580	288,444	2.1%
Adjusted admissions	675,915	719,941	-6.1%	659,530	653,495	0.9%
Patient days	1,294,824	1,405,286		1,268,829	1,279,275
Average length of stay (days)	4.3	4.4		4.3	4.4
Occupancy rate (average beds in service)	52.8%	51.9%		51.7%	52.2%
Net operating revenues	$9,379	$9,369	0.1%	$9,129	$8,656	5.5%
Net inpatient revenues as a % of net operating revenues	48.3%	47.6%		48.3%	47.4%
Net outpatient revenues as a % of net operating revenues	51.7%	52.4%		51.7%	52.6%
Income from operations (f)	$1,038	$264	293.2%
Income from operations as a % of net operating revenues	11.1%	2.8%
Depreciation and amortization	$317	$357
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$399	$(446)	189.5%
Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	4.3%	-4.8%
Adjusted EBITDA (c)	$1,131	$1,112	1.7%
Adjusted EBITDA as a % of net operating revenues	12.1%	11.9%
Net cash provided by operating activities	$277	$264	4.9%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$123	$37
Patient accounts receivable	2,159	2,286
Supplies	325	331
Prepaid income taxes	-	53
Prepaid expenses and taxes	266	236
Other current assets	325	358
Total current assets	3,198	3,301
Property and equipment	9,064	9,160
Less accumulated depreciation and amortization	(4,444)	(4,384)
Property and equipment, net	4,620	4,776
Goodwill	3,540	3,789
Deferred income taxes	75	13
Other assets, net	1,806	2,175
Total assets	$13,239	$14,054

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$16	$20
Current operating lease liabilities	110	115
Accounts payable	894	913
Income tax payable	3	-
Accrued liabilities:
Employee compensation	468	596
Accrued interest	209	222
Other	478	479
Total current liabilities	2,178	2,345
Long-term debt (g)	10,589	11,432
Deferred income taxes	30	231
Long-term operating lease liabilities	527	535
Other long-term liabilities	866	828
Total liabilities	14,190	15,371
Redeemable noncontrolling interests in equity of consolidated subsidiaries	323	359
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 140,119,616 shares issued and outstanding at September 30, 2025, and 138,919,641 shares issued and outstanding at December 31, 2024	1	1
Additional paid-in capital	2,183	2,175
Accumulated other comprehensive loss	(5)	(10)
Accumulated deficit	(3,681)	(4,080)
Total Community Health Systems, Inc. stockholders’ deficit	(1,502)	(1,914)
Noncontrolling interests in equity of consolidated subsidiaries	228	238
Total stockholders’ deficit	(1,274)	(1,676)
Total liabilities and stockholders’ deficit	$13,239	$14,054

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$516	$(334)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	317	357
Deferred income taxes	(261)	(129)
Stock-based compensation expense	7	12
Impairment and (gain) loss on sale of businesses, net (f)	(242)	294
Gain from early extinguishment of debt	(105)	(25)
Other non-cash expenses, net	134	142
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	75	126
Supplies, prepaid expenses and other current assets	5	(48)
Accounts payable, accrued liabilities and income taxes	(86)	(119)
Other	(83)	(12)
Net cash provided by operating activities	277	264

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(1)	(1)
Purchases of property and equipment	(241)	(251)
Proceeds from disposition of hospitals and other ancillary operations	1,012	174
Proceeds from sale of property and equipment	8	5
Purchases of available-for-sale debt securities and equity securities	(107)	(54)
Proceeds from sales of available-for-sale debt securities and equity securities	87	54
Purchases of investments in unconsolidated affiliates	-	(4)
Increase in other investments	(53)	(55)
Net cash provided by (used in) investing activities	705	(132)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(2)	(2)
Deferred financing costs and other debt-related costs	(9)	(8)
Proceeds from noncontrolling investors in joint ventures	2	1
Redemption of noncontrolling investments in joint ventures	(2)	(3)
Distributions to noncontrolling investors in joint ventures	(120)	(121)
Other borrowings	16	18
Issuance of long-term debt	2,470	1,236
Proceeds from ABL Facility	3,021	2,662
Repayments of long-term indebtedness	(6,272)	(3,920)
Net cash used in financing activities	(896)	(137)

Net change in cash and cash equivalents	86	(5)
Cash and cash equivalents at beginning of period	37	38
Cash and cash equivalents at end of period	$123	$33

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods, and exclude businesses divested prior to September 30, 2025. There were no discontinued operations reported for the periods presented.
(b)
The following table provides information needed to calculate net income (loss) attributable to Community Health Systems, Inc. stockholders, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss) attributable to Community Health Systems, Inc. stockholders:
Net income (loss)	$171	$(355)	$516	$(334)
Less: Income attributable to noncontrolling interests, net of taxes	41	36	117	112
Net income (loss) attributable to Community Health Systems, Inc. stockholders — basic and diluted	$130	$(391)	$399	$(446)

(c)
EBITDA is a non-GAAP financial measure which consists of net income (loss) attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, expense related to government and other legal matters and related costs, expense related to employee termination benefits and other restructuring charges, and the impact of a change in estimate to increase the professional liability claims accrual recorded during the third quarter of 2024. The Company has from time to time divested noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income (loss) attributable to Community Health Systems, Inc. stockholders from our condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss) attributable to Community Health
Systems, Inc. stockholders	$130	$(391)	$399	$(446)
Adjustments:
Benefit from income taxes	(173)	(64)	(13)	(13)
Depreciation and amortization	108	117	317	357
Net income attributable to noncontrolling interests	41	36	117	112
Interest expense, net	216	216	649	643
Loss (gain) from early extinguishment of debt	33	-	(105)	(25)
Impairment and (gain) loss on sale of businesses, net	21	267	(242)	294
Expense from business transformation costs	-	17	9	41
Change in estimate for professional claims liability	-	149	-	149
Adjusted EBITDA	$376	$347	$1,131	$1,112

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Weighted-average number of shares outstanding - basic	134	132	133	132
Add effect of dilutive securities:
Stock awards and options	1	-	2	-
Weighted-average number of shares outstanding - diluted	135	132	135	132

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for the three and nine months ended September 30, 2024, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company generated net income for these periods, the effect of stock awards and options on the diluted shares calculation would have been an increase of 1,883,693 shares and 1,064,103 shares during the three and nine months ended September 30, 2024, respectively.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)
The following supplemental table reconciles net income (loss) attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss) per share (diluted), as reported	$0.96	$(2.95)	$2.97	$(3.38)
Adjustments:
Loss (gain) from early extinguishment of debt	0.19	-	(0.84)	(0.20)
Impairment and (gain) loss on sale of businesses, net	0.12	1.68	(0.98)	1.85
Expense from business transformation costs	-	0.10	0.05	0.25
Change in estimate for professional claims liability	-	0.87	-	0.88
Net income (loss) per share (diluted), excluding adjustments	$1.27	$(0.30)	$1.20	$(0.61)

(f)
Both income (loss) from operations and net income (loss) included a net non-cash expense of $21 million and $267 million for the three months ended September 30, 2025 and 2024, respectively, and a net non-cash income of $242 million and expense of $294 million for the nine months ended September 30, 2025 and 2024, respectively. The net non-cash expense for the three months ended September 30, 2025 was primarily from the impairment expense to reduce the carrying value of several assets that were idled or disposed. The non-cash income for the nine months ended September 30, 2025 was comprised of a gain related to the divestiture of four hospitals, partially offset by (i) an impairment charge to adjust the carrying value of long-lived assets at two hospitals that were divested at a price below carrying value, and (ii) an impairment charge recorded to reduce the carrying value of several assets that were idled or disposed. The expense for the three and nine months ended September 30, 2024 was primarily from impairment charges to reduce the carrying value of several assets that were idled, disposed or held-for-sale and partially offset by gains on the sale of certain businesses during the periods. These gains, losses and impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At September 30, 2025, the Company had no outstanding borrowings and approximately $806 million of additional borrowing capacity (after taking into consideration $34 million of outstanding letters of credit) under the ABL Facility.
(h)
Effective December 31, 2024, the number of hospitals was updated to separately distinguish facilities providing inpatient, acute-care services other than on the primary hospital campus. The number of hospitals presented for the prior-year comparative periods reflected in the Selected Operating Data charts above has been updated to conform with the aforementioned change.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2025. These projections update the selected guidance provided on July 23, 2025 and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This 2025 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2025 Projection Range
Net operating revenues (in millions)	$12,400	to	$12,600
Adjusted EBITDA (in millions)	$1,500	to	$1,550
Net income per share - diluted	$0.80	to	$0.90
Weighted-average diluted shares (in millions)	135	to	135

The following assumptions were used in developing the 2025 guidance provided above:

•
The Company’s projections include the effect on net operating revenues, Adjusted EBITDA and net income per share (diluted) of completing divestitures for which definitive agreements have been executed and exclude the following:

•
The impact of any future divestitures for which definitive agreement(s) have not yet been executed;
•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Impairment of goodwill and long-lived assets;
•
Gains or losses and the associated tax impacts resulting from the sales of businesses;
•
Effects of certain state Medicaid supplemental reimbursement programs that are pending approval by the Centers for Medicare and Medicaid Services;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures;
•
Expense for third-party consulting costs associated with significant process and systems redesign across multiple functions as part of the Company’s previously disclosed business transformation initiative; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•
Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 3.4% for 2025. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•
Interest expense is estimated to be between $870 million and $880 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $780 million to $790 million. Total fixed rate debt is expected to average approximately 97% of total debt during 2025.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

•
Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.2% to 1.3% for 2025.
•
Expressed as a percentage of net operating revenues, benefit from income taxes of approximately (0.3)% to (0.4)% for 2025.

A reconciliation of the Company’s projected 2025 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net income attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2025
	Low	High
Net income attributable to Community Health Systems, Inc.
stockholders (1)	$108	$121
Adjustments:
Depreciation and amortization	420	430
Interest expense, net	870	880
Benefit from income taxes	(48)	(41)
Net income attributable to noncontrolling interests	150	160
Adjusted EBITDA (1)	$1,500	$1,550

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net income attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses and expense from government and other legal matters and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

2025
Guidance
Total	$350	to	$400

•
Net cash provided by operating activities, including $80 million to $100 million of estimated cash payments for income taxes, net of refunds and excluding cash taxes on the sales of businesses, are projected as follows (in millions):

2025
Guidance
Total	$600	to	$700

•
Diluted weighted-average shares outstanding are projected to be approximately 135 million for 2025.

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CYH Announces Third Quarter 2025 Results

October 23, 2025

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, the current interest rate environment, current geopolitical instability, impacts from the imposition of, or changes in tariffs, as well as the impact on us of financial, credit, capital, political, and legislative conditions, including federal government shutdowns;
•
the impact of current and future healthcare public policy developments and the implementation of new, and possible changes to existing, federal, state or local laws, regulations and policies affecting the healthcare industry, including changes affecting the structure of or funding for the Medicare and Medicaid programs and changes in the structure and administration of federal and state agencies and programs;
•
changes by the federal and state governments to state Medicaid programs, including the extent and nature of structural and funding changes and manner in which any such changes are implemented, and other developments that affect the administration of health insurance exchanges or alter or reduce the provision of, or payment for, healthcare to state residents through legislation, regulation or otherwise;
•
changes related to health insurance enrollment, including those affecting the beneficiary enrollment process and the stability of health insurance exchanges, and the expiration of the temporarily enhanced subsidies available for individuals to purchase coverage through Affordable Care Act marketplaces;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
judicial developments impacting the Company or the healthcare industry, including the potential impact of the recent decisions of the U.S. Supreme Court regarding the actions of federal agencies;

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CYH Announces Third Quarter 2025 Results

October 23, 2025

•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;
•
our ability to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies, methodologies or rates paid by federal or state healthcare programs or commercial payors;
•
security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, including those experienced with respect to our information systems or the information systems of third parties with whom we conduct business, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
the development, adoption and use of emerging technologies, including artificial intelligence and machine learning;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
the effects related to the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing and increased reimbursement denials by insurers;
•
the impact of competitive labor market conditions, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses arising from inflation and/or competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;
•
changes in medical or other technology;

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CYH Announces Third Quarter 2025 Results

October 23, 2025

•
any failure of key business functions, including our ability to realize the intended benefits of a new core enterprise resource planning system and the redesigned and consolidated processes which are supported by such system;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to realize expected benefits from acquisitions such as increased growth in patient service revenues;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including general liability, professional liability, cyber liability and directors’ and officers’ liability insurance;
•
any lapse in appropriations, and any hold on or cancellation of congressionally authorized spending or interruptions in the distribution of government funds, and the timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, outbreaks of infectious diseases or other public health crises;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2025 and other public filings with the SEC.

The consolidated operating results for the three and nine months ended September 30, 2025, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2025 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-